Exhibit 10.2
KEMET CORPORATION
INCENTIVE AWARD AND NON-COMPETITION AGREEMENT
THIS AGREEMENT is made as of December 1, 2014, between KEMET Corporation, a Delaware corporation (the “Company”), and Charles C. Meeks, Jr. (“Executive”).
In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions.
(a)    “Cause” means (i) a termination as a result of the willful and continued failure by Executive for a significant period of time substantially to perform his duties with the Company (other than any such failure resulting from his Disability), after a demand for substantial performance is delivered to Executive in writing by the Chief Executive Officer which specifically identifies the manner in which the Company asserts that Executive has not substantially performed his duties, or (ii) the willful engaging by Executive in gross misconduct materially and demonstrably injurious to the Company or any intentional violation of any Company policy. No act, or failure to act, on Executive’s part shall be considered “willful” unless done, or omitted to be done, by Executive, not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.
(b)     “Change in Control” means any of the following events:
(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change in Control of the Company: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subparagraph (iii) below;
(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;
(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(c)    “CIC Agreement” means the July 28, 2014 Change In Control Severance Compensation Agreement between the Company and Executive, and any amendments and/or renewals thereof.
(d)    “Disability” shall mean Executive’s inability to perform the essential duties, responsibilities and functions of his position with the Company and its Subsidiaries as a result of any mental or physical incapacity even with reasonable accommodations of such incapacity provided by the Company and its Subsidiaries or if providing such accommodations would be unreasonable, all as determined by the Company in its reasonable good faith judgment. Executive shall cooperate in all respects with the Company if a question arises as to whether he has become disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialists selected by the Company and authorizing such medical doctor or such other health care specialist to discuss Executive’s condition with the Company).
(e)“Good Reason” shall mean the occurrence of any of the following events, without the express written consent of Executive, unless such events are fully corrected in all material respects by the Company within thirty (30) days following written notification by Executive to the Company of the occurrence of one of the reasons set forth below:
(i)    The assignment to Executive of any duties inconsistent with Executive’s position, duties, responsibilities and status with the Company as in effect on the date hereof, or a change in Executive’s employment title in effect on the date hereof, except in connection with Executive’s Termination for Cause, death or Disability; or
(ii)    A material reduction by the Company in Executive’s base salary below that in effect on the date hereof.
(i)    Executive shall provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason within ninety (90) days after the first occurrence of such circumstances, and actually terminate employment within thirty (30) days following the expiration of the Company’s thirty (30)-day cure period described above. Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by Executive.
(a)    “Grant Date” means December 1, 2014.
(b)    “Non-compete Period” means one year following the termination (whether initiated by Executive or Company) of employment hereunder..
(c)    “Plan” means the Company’s 2011 Omnibus Equity Incentive Plan, as amended.
(d)    “Restricted Stock” means any share of Company common stock issued with the restriction that the holder may not sell, transfer, pledge or assign such share and with such other restrictions as the Company’s Compensation Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Compensation Committee may deem appropriate.
(e)    “Restricted Stock Unit” means an award that is valued by reference to a share of Company common stock, which value may be paid to the Executive in shares of Restricted Stock upon the satisfaction of vesting restrictions as set forth below.
(f)    “RSU” means a Restricted Stock Unit.
(g)    “Special Incentive Award” has the meaning set forth in Section 2 hereunder.
(h)    “Subsidiaries” means any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

2.    Incentive Award.
As of the Grant Date, the Company shall grant to Executive 160,000 Restricted Stock Units (the “Special Incentive Award”), to be settled upon vesting as Restricted Stock, pursuant to the terms and conditions of the Plan. 20,000 RSUs will vest on the first, second, and third anniversary of the Grant Date, respectively, and the remaining 100,000 RSUs will vest on the fourth anniversary of the Grant Date, and with such other terms and conditions as may be contained in the grant agreement. Executive must be employed by the Company as of the date of vesting and must have been continuously employed by the Company from the date of this grant through the vesting date in order for the RSUs to vest, provided, however, that all unvested RSUs granted hereunder shall be become fully vested in the event that the Executive’s service with the Company is terminated prior to the RSUs becoming fully vested due to Executive’s death or Disability, termination by the Company for reasons other than Cause, resignation by Executive for Good Reason or termination by the Company within 24 months following a Change in Control.
3.    Non-Compete, Non-Solicitation.
(e)    In consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that during the course of his employment with the Company and its Subsidiaries he has become familiar with the Company’s trade secrets and with other Confidential Information concerning the Company and its predecessors and its Subsidiaries and that his services are of special, unique and extraordinary value to the Company and its Subsidiaries, and therefore, Executive agrees that during his employment with the Company and ending on the end of the Non-compete Period, he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, be employed by, or in any manner associate with or engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process during the his employment with the Company and on the date of the termination or expiration of his employment with any Company, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.
(f)    During the Non-compete Period, Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its Subsidiaries).
(g)    If, at the time of enforcement of this Section 3, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive acknowledges that the restrictions contained in this Section 3 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.
(h)    In the event of the breach or a threatened breach by Executive of any of the provisions of this Section 3, the Company would suffer irreparable harm, and in addition and supplementary to other rights and remedies existing in its favor, the Company shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or alleged violation by Executive of this Section 3, the Non-compete Period shall be tolled until such breach or violation has been duly cured. In the event of a violation by Executive of this Section 3, all unvested RSUs under the Special Incentive Award shall immediately be cancelled, all Restricted Stock received from vested RSUs under the Special Incentive Award not yet sold shall immediately be forfeited, and Executive shall immediately pay to the Company any gains realized from the sale of Restricted Stock received from vested RSUs under the Special Incentive Award. Executive acknowledges that the restrictions contained in Section 3 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.
4.    Survival. Sections 2 and 3 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of Executive’s employment with the Company.
5.    Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
6.    Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.
7.    Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of South Carolina, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of South Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of South Carolina.
8.    Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company’s right to terminate the Executive’s employment for cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
KEMET Corporation
By:    /s/ PER OLOF-LÖÖF
Its:    Chief Executive Officer
/s/ CHARLES C. MEEKS, JR.
Charles C. Meeks, Jr.